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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 2003

                            New York Film Works, Inc.
                            -------------------------
             (Exact name of Registrant as specified in this charter)

          New York                     0-13245               13-3051895
          --------                     -------               ----------
(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation                File Number)         Identification No.)

                                  928 Broadway
                            New York, New York 10010
              (Address and Zip Code of Principal Executive Offices)

                  Registrant's Telephone Number: (212) 475-5700

Item 1. Changes in control/Item 2. Acquisition or disposition of assets.

         On June 30, 2003 the Registrant entered into a Share Exchange Agreement for the exchange of all of the capital stock of Bladon Studios, Limited, a company organized under the laws of England and Wales, the result of which Bladon Studios became a wholly-owned subsidiary.

         Pursuant to the Agreement, the Registrant issued warrants to the two shareholders of Bladon Studios to purchase a total of 940,909,091 shares of Registrant's common stock at a nominal exercise price. The warrants are exercisable only upon when the Registrant's Certificate of Incorporation is amended to authorize sufficient shares of its common stock to allow such exercise. The Registrant anticipates that the Certificate of Incorporation will be amended to affect a one-for-one hundred reverse split of its common stock, with the total authorized common stock remaining unchanged permitting the former Bladon Studio shareholders to exercise their warrants.

         As a result of this transaction, the shareholders of Bladon Studios will control approximately 89% of the issued and outstanding shares of the Registrant's common stock, of which Roger Bailey, the principal shareholder of Bladon Studios, will own approximately 83% of the outstanding common stock of the Registrant.



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         As part of the Agreement, Roger Bailey was granted an irrevocable proxy by Michael Cohen and his father, Gerald Cohen, to vote their shares of common stock for the proposed reverse split. The irrevocable proxies give Mr. Bailey the right to vote more than 50% of the outstanding capital stock of the company which is sufficient to approve by himself the proposed reverse stock split. Mr. Bailey has indicated that he will vote the shares subject to the irrevocable proxies in favor of the proposed reverse stock split.

         The warrants will terminate and the purchase of Bladon Studios will be rescinded in the event that the amendment to the Certificate of Incorporation is not completed by June 30, 2004.

         Effective June 30, 2003, Roger Bailey, Michael Allen and Barrington J. Fludgate were appointed as members of the Board of Directors of the Registrant. Stephen Cohen resigned as a director of the Registrant.

About Bladon Studios

         Bladon Studios Limited provides specialized facilities for natural history film makers and television program makers. Research International Limited, a wholly owned subsidiary of Bladon Studios, designs, constructs and develops internet sites for niche markets. The sites are either developed solely by Research International or under a joint venture agreement with the client. Research International also owns a number of domain names and is developing an image library by way of both investment and production.

About New York Film Works

         New York Film Works Inc. is a specialist photographic processing and digital imaging company based in the heart of the commercial district of Manhattan. New York Film Works provides a comprehensive imaging service to commercial customers, including the advertising and the media industries. These services include, film and digital processing and finishing, first generation video production and video editing and duplication. New York Film Works also have a retail operation providing imaging services and photographic consumables to the general public.

Item 7.  Financial statements and exhibits.


         (a), (b) Financial Statements - The financial statements required under
Item 7 of Form 8-K are not included in this initial report on Form 8-K. The Company shall provide such financial statements by amendment within 60 days from the date that this initial Form 8-K is filed with the Securities and Exchange Commission.

         (c)      Exhibits



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2.1      Share Exchange Agreement dated June 30, 2003.

SIGNATURES
----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        New York Film Works, Inc.
                                        -------------------------
                                        (Registrant)


                                        By: /s/ MICHAEL V. COHEN
                                            --------------------------------
                                            Michael V. Cohen, President

Dated: July 14, 2003




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Exhibit List

2.1           Share Exchange Agreement dated June 30, 2003



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